UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2009

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 21, 2009, LaSalle Hotel Properties issued a press release announcing its results of operations for the three and nine months ended September 30, 2009. A copy of such press release is furnished as Exhibit 99.1 to this report.

The information in Item 2.02 of this report, including the information in the press release attached as Exhibit 99.1 to this report, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 2.02 of this report, including the information in the press release attached as Exhibit 99.1 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 19, 2009, the Board of Trustees increased the annual base salary of Michael D. Barnello, the Company’s President and Chief Executive Officer to $600,000 from $500,000. The nominal amount of Mr. Barnello’s annual target cash incentive bonus remained at 100% of his annual base salary, or $600,000 after taking into account the increase in his base salary (up from $500,000). The increase was made effective retroactively to September 13, 2009, the date that Mr. Barnello was named Chief Executive Officer of the Company. In addition, on October 19, 2009, the Board of Trustees also increased the annual base salary of Hans S. Weger, the Company’s Executive Vice President, Treasurer and Chief Financial Officer, to $425,000 from $392,000, effective prospectively from October 19, 2009. The nominal amount of Mr. Weger’s annual target cash incentive bonus remained at 75% of his annual base salary, or $318,750 after taking into account the increase in his base salary (up from $294,000). The actual target amounts of the 2009 annual cash incentive bonuses for Messrs. Barnello and Weger will be calculated by pro-rating the amounts that applied during the year before and after the base salary increases. For example, in the case of Mr. Barnello, his actual target bonus will be calculated as $500,000 for the portion of the year from January 1 until September 12 (255 days) and as $600,000 for the portion of the year from September 13 though December 31, 2009 (110 days), or approximately $530,137.

The Board also adjusted the terms of Mr. Barnello’s severance agreement consistent with his succession to the position of Chief Executive Officer, as previously announced, and adjusted the terms of Mr. Weger’s severance agreement.

Most of the adjustments concerned the multipliers used to calculate payments under the agreements. If Mr. Barnello is terminated without cause by the Company in connection with or within one year after a change in control of the Company, or if Mr. Barnello resigns for good reason (as defined in the severance agreement), the multiplier used to calculate his severance payment was increased to 3.0 from 2.0 and continuation of insurance benefits was increased to three years from two years. In Mr. Weger’s severance agreement, the Board of Trustees increased the multiplier with respect to a termination of Mr. Weger in similar circumstances to 3.0 from 2.0.

Each agreement provides for payments in the event that the officer’s employment is terminated by the Company without cause not in connection with or within one year after a change in control of the Company. In Mr. Barnello’s agreement, the payments were to include, among other amounts, six months worth of the average amount of the annual bonuses paid to Mr. Barnello in the prior three years. The Board of Trustees increased that portion to one year from six months. Finally, the multiplier used to calculate any stay bonus for which Mr. Barnello may become eligible was increased to 1.0 from 0.5.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 21, 2009, issued by LaSalle Hotel Properties, providing the results of operations for the three and nine months ended September 30, 2009.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: October 21, 2009	BY:	/s/ HANS S. WEGER
Hans S. Weger
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated October 21, 2009, issued by LaSalle Hotel Properties, providing the results of operations for the three and nine months ended September 30, 2009.

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